Date: October 24, 2007

Joe’s Jeans Subsidiary, Inc.
formerly known as Joe’s Jeans, Inc.
5901 S. Eastern Avenue
Commerce, CA 90040

Ladies and Gentlemen:

We refer to that certain Factoring Agreement dated June 1, 2001, by and between Joe’s Jeans, Inc. (the “Company”) and The CIT Group/Commercial Services, Inc. (“CIT”), as supplemented and amended from time to time (the “Agreement”). We also refer to that certain Guaranty (the “Guaranty”) executed by the person on the signature page hereof (the “Guarantor”) with respect to indebtedness owing by the Company to CIT. Unless otherwise defined, any capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

This letter shall confirm our agreement to amend certain terms of the Agreement. Effective immediately unless otherwise stated below, the Agreement is hereby amended as follows:

1.	Company has advised CIT that, effective on or about October 11, 2007, Company’s corporate name was changed from Joe’s Jeans, Inc. to Joe’s Jeans Subsidiary, Inc. This letter shall confirm our agreement to amend the Agreement by deleting the name Joe’s Jeans, Inc. wherever it appears and by substituting in its place the name Joe’s Jeans Subsidiary, Inc. This amendment shall become effective as of the relevant date of the name change to Company’s corporation records on file with the Secretary of State of Delaware.

2.	Sub-section 15.1 of the Agreement dated June 1, 2001, shall be amended and restated in its entirety to read as follows:

“15.1 For our services hereunder, you will pay us a factoring fee or charge of six-tenths of one percent (.60%) of the gross face amount of all Factor Risk Accounts factored with us; and a factoring fee or charge of four-tenths of one percent (.40%) of the gross face amount of all Client Risk Accounts factored with us. In addition, you will pay a fee of one-quarter of one percent (1/4 of 1%) of the gross face amount of each Account for each thirty (30) day period or part thereof by which the longest terms of sale applicable to such Account exceed ninety (90) days (whether as originally stated or as a result of a change of terms requested by you or the customer). For Accounts arising from sales to customers located outside the fifty states of the United States of America, you will pay us an additional factoring fee of one percent (1%) of the gross face amount of all such Accounts. All factoring fees or charges are due and charged to your account upon our purchase of the underlying Account. Commencing July 1 through and including June 30 of each year, if the actual factoring fees or charges paid to us by you during any year or part thereof (“Period”) is less than $200,000.00 (“Minimum Factoring Fees”), we shall charge your account as of the end of such Period with an amount equal to the difference between the actual factoring fees or charges paid during such Period and said Minimum Factoring Fees. “

3.	The second sentence of sub-section 16.1 of the Factoring Agreement dated June 1, 2001, shall be amended and restated in its entirety to read as follows:

“’Anniversary Date’ shall mean June 30, 2010, and June 30 in each year thereafter.”

To induce CIT to enter into this amendment, the Company represents and warrants that after giving effect to this amendment no violations of the terms of the Agreements exist and all representations and warranties contained in the Agreements are true, correct and complete in all material respects on and as of the date hereof.

Except as amended above, all of the terms and conditions of the Agreements are unchanged, and said agreement, as amended, shall remain in full force and effect and is hereby confirmed, affirmed and ratified.

Guarantor hereby acknowledges that they have read this amendment and consent to the terms thereof and further hereby confirm and agree that, notwithstanding the effectiveness of this amendment, the obligations of such Guarantor under its respective Guaranty shall not be impaired or affected and the Guaranty is, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

If the foregoing is in accordance with your understanding of our agreement, please so indicate by signing in the place and manner provided below.

Very truly yours,

THE CIT GROUP/

COMMERCIAL SERVICES, INC.

By: /s/ Kulwant Kaur
Name: Kulwant Kaur
Title: Vice President

Read and Agreed to:

JOE’S JEANS SUBSIDIARY, INC.

formerly known as Joe’s Jeans, Inc.

By: /s/ Marc Crossman
Name: Marc Crossman
Title: CEO

[Guarantor signature required on page 3]

GUARANTORS:

JOE’S JEANS INC.
formerly known as Innovo Group, Inc.

By:/s/ Marc Crossman
Name: Marc Crossman
Title: President and CEO